UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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LA JOLLA PHARMACEUTICAL COMPANY

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N/A

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LA JOLLA PHARMACEUTICAL COMPANY

4660 La Jolla Village Drive, Suite 1070

San Diego, CA 92122

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 5, 2013

You are cordially invited to attend an Annual Meeting (the “Annual Meeting”) of Stockholders of La Jolla Pharmaceutical Company (the “Company”). The meeting will be held at our offices, located at 4660 La Jolla Village Drive, Suite 1070, San Diego, California, on June 5, 2013 at 10:00 a.m., local time. The Annual Meeting will be held for the following purposes:

1.	To elect two directors to serve until the Company’s 2014 Annual Meeting of Stockholders;

2.	To ratify the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	To conduct an advisory (non-binding) vote on the Company’s executive compensation;

4.	To conduct an advisory (non-binding) vote on the frequency of future advisory votes on executive compensation;

5.	To approve an amendment to the Company’s Articles of Incorporation to implement a reverse stock split, within a range from 1-for-2 to 1-for-100, with the exact ratio of the reverse stock split to be determined by the Board of Directors of the Company; and

6.	To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on May 1, 2013 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

The Company’s Board of Directors has carefully reviewed and considered the foregoing proposals and has concluded that each proposal is in the best interests of the Company and its stockholders. Therefore, the Company’s Board of Directors has approved each proposal and recommends that you vote FOR each nominee and each proposal described in the proxy statement; provided, however, that the Board of Directors is not making a recommendation with respect to proposal 4.

It is very important that your shares be represented at the Annual Meeting, regardless of the size of your holdings. Accordingly, whether or not you expect to attend the Annual Meeting, the Company urges you to vote promptly by completing, dating, signing and returning the enclosed proxy card in the enclosed postage prepaid envelope, or by voting via the telephone or the Internet as instructed in these materials. This will not limit your right to attend or vote at the Annual Meeting. You may revoke your proxy at any time before it has been voted at the meeting.

By Order of the Board of Directors,

/s/ George F. Tidmarsh

George F. Tidmarsh, M.D., Ph.D.

President, Chief Executive Officer and Secretary

San Diego, California

May 13, 2013

I M P O R T A N T

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE VIA THE INTERNET OR OVER THE TELEPHONE AS INSTRUCTED IN THE ENCLOSED PROXY STATEMENT OR COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD USING THE ENCLOSED RETURN ENVELOPE AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY CARD ISSUED IN YOUR NAME FROM THAT INTERMEDIARY. A MAJORITY IN VOTING POWER OF THE OUTSTANDING SHARES OF COMMON STOCK MUST BE REPRESENTED AT THE ANNUAL MEETING, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM.

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

June 5, 2013 at 10:00 a.m., local time

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of La Jolla Pharmaceutical Company (the “Company”) for use at the Annual Meeting, to be held on June 5, 2013, at 10:00 a.m., local time. The Annual Meeting will be held at our offices, located at 4660 La Jolla Village Drive, Suite 1070, San Diego, California. This proxy statement is being mailed to our stockholders on or about May 14, 2013.

Only stockholders of record at the close of business on May 1, 2013 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, 30,486,228 shares of common stock were issued and outstanding, held by 179 holders of record. Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting, except that in connection with the election of directors, each stockholder has the right to cumulate votes. Cumulative voting entitles a stockholder to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of common stock owned by such stockholder, or to distribute such stockholder’s votes on the same principle among as many candidates and in such manner as the stockholder shall desire. Shares cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. The presence, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of common stock on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting and any adjournment or postponement thereof.

Our Board has selected George Tidmarsh to serve as proxy at the Annual Meeting. The shares of common stock represented by each executed and returned proxy will be voted in accordance with the directions indicated on the proxy.

If you are a stockholder of record and wish to exercise cumulative voting rights, you must submit a proxy by mail or attend the Annual Meeting and vote in person. Your proxy card or ballot must specify how you want to allocate your votes between the nominees. Telephone and Internet voting facilities do not accommodate cumulative voting. If you hold your shares in street name, contact your brokerage firm, bank, broker-dealer, or other similar organization for direction on how to exercise cumulative voting rights using their voting instruction card, or to request a legal proxy so that you can vote your shares directly. Discretionary authority to cumulate votes is hereby solicited by the Board. If you return a signed proxy card or submit voting instructions in writing without providing instructions about cumulative voting, or if you submit a proxy by telephone or via the Internet, you will confer on the designated proxy holder discretionary authority to exercise cumulative voting. If he elects to do so, he will be authorized, in his discretion, to cast your votes for either or both of the nominees in the manner recommended by the Board or otherwise in his discretion. However, he will not cast any of your votes for a nominee as to whom you have instructed on your proxy card, voting instruction card or otherwise to withhold a vote. If you do not wish to grant the proxy holder authority to cumulate your votes in the election of directors, you must explicitly state that objection on your proxy card or voting instruction card, as applicable.

With respect to the proposals other than the election of directors, if you sign your proxy card without giving specific instructions, the Company will vote your shares “FOR” such proposals. The proxy also confers discretionary authority to vote the shares authorized to be voted thereby on any matter that properly may be presented for action at the Annual Meeting; we currently know of no other business to be presented.

Any proxy given may be revoked by the person giving it at any time before it is voted at the Annual Meeting. If you have not voted through your broker, there are three ways for you to revoke your proxy and change your vote. First, you may send a written notice to the Company’s secretary stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card, but it must bear a later date than the original proxy, or you may submit new proxy instructions via the telephone or the Internet. Third, you may vote in person at the Annual Meeting. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change your vote. Your last vote will be the vote that is counted.

We will provide copies of this proxy statement and accompanying materials to brokerage firms, fiduciaries and custodians for forwarding to beneficial owners and will reimburse these persons for their costs of forwarding these materials. Our directors, officers and employees may solicit proxies by telephone, facsimile, or personal solicitation. We will not pay additional compensation for any of these services.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING

Q.	Why am I receiving these proxy materials?

A.	You are receiving these proxy materials from us because you were a stockholder of record at the close of business on the Record Date. As a stockholder of record, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q.	Who is entitled to vote at the Annual Meeting?

A.	Only stockholders who owned our common stock at the close of business on the Record Date are entitled to notice of the Annual Meeting and to vote at the meeting, and at any postponements or adjournments thereof. At the close of business on the Record Date, there were 30,486,228 shares of common stock outstanding held by 179 holders of record.

Q.	How many shares must be present to conduct business?

A.	The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of our common stock at the close of business on the Record Date will constitute a quorum. A quorum is required to conduct business at the meeting.

Q.	What will be voted on at the Annual Meeting?

A.	The items of business scheduled to be voted on at the meeting are as follows:

1.	Election of two directors to serve until the Company’s 2014 Annual Meeting of Stockholders;

2.	Ratification of the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	An advisory (non-binding) vote on the Company’s executive compensation;

4.	An advisory (non-binding) vote on the frequency of future advisory votes on executive compensation; and

5.	A proposal to approve an amendment to the Company’s Articles of Incorporation to implement a reverse stock split, within a range from 1-for-2 to 1-for-100, with the exact ratio of the reverse stock split to be determined by the Board.

Q.	How does the Board recommend that I vote?

A.	Our Board recommends that you vote your shares “FOR” each director nominee, ratification of the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, the Company’s executive compensation and the amendment of the Company’s Articles of Incorporation to implement a reverse stock split. Our Board is not making a recommendation with respect to the frequency of future advisory votes on executive compensation.

Q.	What shares can I vote at the Annual Meeting?

A.	You may vote all shares of common stock owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.	Most of our stockholders hold their shares of common stock through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered to be, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy via the telephone, or vote by proxy on the Internet. We have enclosed a proxy card for you to use, which also contains instructions on how to vote via the telephone or on the Internet.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you from that organization together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Annual Meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q.	How can I vote my shares without attending the Annual Meeting?

A.	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. Stockholders of record of our common stock may vote by proxy using the enclosed proxy card, or vote over the telephone or Internet. Stockholders who hold shares beneficially in street name may cause their shares to be voted by proxy using the proxy card provided by the broker, trustee or nominee and mailing them in the accompanying pre-addressed envelope, or vote via the telephone, or on the Internet.

Q.	How can I vote my shares in person at the Annual Meeting?

A.	Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or voting instructions as described above so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Q.	Is my vote confidential?

A.	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to the Company’s management.

Q.	How are votes counted?

A.	If you provide specific instructions with regard to an item, your shares will be voted as you instruct on such item. If you are a stockholder of record and wish to exercise cumulative voting rights with respect to the election of directors, you must submit a proxy by mail or attend the Annual Meeting and vote in person. Your proxy card or ballot must specify how you want to allocate your votes between the nominees. Telephone and Internet voting facilities do not accommodate cumulative voting. If you hold your shares in street name, contact your brokerage firm, bank, broker-dealer, or other similar organization for direction on how to exercise cumulative voting rights using their voting instruction card, or to request a legal proxy so that you can vote your shares directly.

If you sign your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” the nominees identified herein, “FOR” proposals 2, 3 and 5 and in the discretion of the proxy holders on any other matters that properly come before the Annual Meeting). If you return a signed proxy card or submit voting instructions in writing without providing instructions about cumulative voting, or if you submit a proxy by telephone or via the Internet, you will confer on the designated proxy holder discretionary authority to exercise cumulative voting. If the proxy holder elects to do so, he will be authorized, in his discretion, to cast your votes for either or both of the nominees in the manner recommended by the Board or otherwise in his discretion. However, he will not cast any of your votes for a nominee as to whom you have instructed on your proxy card, voting instruction card or otherwise to withhold a vote. If you do not wish to grant the proxy holder authority to cumulate your votes in the election of directors, you must explicitly state that objection on your proxy card or voting instruction card, as applicable.

Q.	What is cumulative voting?

A.	In the election of directors, stockholders are entitled to cumulate their votes, which means that each holder of record of shares of common stock is entitled to cast as many votes as such holder would be entitled to cast for the election of directors with respect to its shares of common stock multiplied by the number of directors to be elected at such election and that such holder may cast all such votes for a single director or may distribute them among the director nominees as such holder determines appropriate. Therefore, each share you own is entitled to two votes in the election of directors at the Annual Meeting. You may cumulate your votes and cast all your votes “FOR” one nominee or you may distribute your votes between the nominees in any manner you deem appropriate. The person named as proxy on the proxy card also may cumulate votes and cast such votes in favor of the election of some or all of the director nominees in his sole discretion, except that a stockholder’s votes will not be cast for a nominee as to whom such stockholder instructs that such votes be withheld; however, the person named as proxy on the proxy card will not exercise discretion to cumulate votes unless another stockholder cumulates its shares when voting for directors.

Q.	What is a “broker non-vote”?

A.	A broker non-vote occurs when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers, dissolutions or stockholder proposals. Your broker will NOT be able to vote your shares with respect to the election of directors if you have not provided directions to your broker. We strongly encourage you to submit your voting instruction card and exercise your right to vote as a stockholder.

Broker non-votes will have no effect on proposals 1 through 4, but will have the same effect as a negative vote with respect to proposal 5.

Q.	How are abstentions counted?

A.	If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted for the purpose of determining the presence of a quorum, but they will not be voted on any matter at the Annual Meeting.

With regard to the election of directors, votes may be cast in favor of a director nominee or withheld. Because directors are elected by plurality, abstentions will be entirely excluded from the vote and will have no effect on its outcome.

With regard to ratification of the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 and an advisory (non-binding) vote on the Company’s executive compensation, the affirmative vote of a majority of the votes cast on such proposals is required for approval. Because abstentions are not considered “votes cast” under California law, abstentions will have no effect on such proposals.

With regard to an advisory (non-binding) vote on the frequency of future advisory votes on executive compensation, the frequency period that receives the most votes (every one, two or three years) will be deemed to be the recommendation of the stockholders. As a result, abstentions will not affect the outcome of this proposal, except to the extent that the failure to vote for a particular frequency period may result in another frequency period receiving a larger proportion of the votes cast.

With regard to approval of an amendment to the Company’s Articles of Incorporation to implement a reverse stock split, the affirmative vote of a majority of the outstanding shares entitled to vote is required for approval. Because abstentions are considered “entitled to vote” under California law, abstentions will have the same effect as a negative vote on this proposal.

Q.	What should I do if I receive more than one proxy?

A.	You may receive more than one set of these proxy solicitation materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Q.	Who is soliciting my vote and who is paying the costs?

A.	Your vote is being solicited on behalf of the Board, and the Company will pay the costs associated with the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement.

Q.	How can I find out the results of the voting?

A.	We intend to announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K within four business days following the meeting.

Q.	Whom should I contact if I have questions?

A.	If you have any additional questions about the Annual Meeting or the proposals presented in this proxy statement, you should contact:

George Tidmarsh

President, Chief Executive Officer and Secretary

La Jolla Pharmaceutical Company

4660 La Jolla Village Drive, Suite 1070

San Diego, CA 92122

(858) 207-4264

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors

Our Articles of Incorporation (“Charter”) provide for a Board with a single class of directors until the Corporation becomes a “listed corporation” (as defined in Section 301.5(d) of the California Corporations Code). Our Charter provides that our Board must consist of at least three directors, but not more than five directors. Currently, there are two directors, Saiid Zarrabian and George F. Tidmarsh, M.D., Ph.D. (whose terms expire at the Annual Meeting), and one vacancy. Directors elected at the Annual Meeting will hold office until the 2014 annual meeting of stockholders, and in each case until their successors are elected and qualified, unless they resign or their seats become vacant due to death, removal, or other cause in accordance with our Charter.

Both nominees for election as directors at the Annual Meeting are incumbent directors and have indicated their willingness to serve if elected. Unless authority to vote for either of the nominees is withheld in a proxy, shares represented by proxies will be voted FOR both nominees. In the event that either of the nominees for director becomes unavailable for re-election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee, if any, as the Board may propose. Proxies cannot be voted for more than two directors, the number of nominees identified herein.

The biographies of our directors and their ages as of May 1, 2013 are set forth below.

Nominees for Director

The people listed below are nominated for election to the Board, to serve a one-year term ending at the 2014 annual meeting of stockholders and until his successor is elected and qualified. Our Board recommends that you vote FOR the following nominees:

George F. Tidmarsh, M.D., Ph.D., 53, has been our President, Chief Executive Officer, Secretary and a Director since January 2012. Prior to joining the Company, Dr. Tidmarsh was the Chief Executive Officer of Solana Therapeutics, Inc. since August 2011. Dr. Tidmarsh served as Senior Vice President and Chief Scientific Officer of Spectrum Pharmaceuticals, Inc. from July 2010 to July 2011. He has been an Associate Professor of Neonatology at Stanford University School of Medicine since October 2010, founded and was the Chief Executive Officer of Metronome Therapeutics, Inc. from March 2006 to July 2010 and founded and was the Chief Executive Officer of Horizon Pharma, Inc. from September 2005 to July 2008. Dr. Tidmarsh currently serves on the board of directors of Citizens Oncology Foundation, a non-profit organization. Dr. Tidmarsh received his M.D. and Ph.D. from Stanford University, where he also completed fellowship training in Pediatric Oncology and remains a Consulting Professor of Pediatrics and Neonatology. The Board has concluded that Dr. Tidmarsh should serve on our Board based on his positions as President and Chief Executive Officer of our company, as well as his substantial experience in the pharmaceutical industry.

Saiid Zarrabian, 60, has over 35 years of operational experience in the biotechnology, pharmaceutical, informatics, software & instrumentation/hardware industries. Mr. Zarrabian currently serves as President of the Protein Production Division and Senior Vice President of Intrexon, Inc. Previously, Mr. Zarrabian served as President and Chief Executive Officer of Cyntellect, Inc. from March 2010 through May 2012. Prior to Cyntellect, Mr. Zarrabian served as President and Chief Operating Officer of Senomyx, Inc. from May 2001 through January 2002, a public biotechnology company focused on the discovery and commercialization of new flavor ingredients, as Chief Operating Officer of publicly held Pharmacopeia, Inc. from August 1998 through December 2000, a leading provider of combinatorial chemistry discovery services and compounds, and President and Chief Operating of Molecular Simulations Inc. from October 1994 through December 2000, a provider of discovery and development software tools for the pharmaceutical and chemical industries. Mr. Zarrabian has performed executive consulting services for a variety of companies including BioBlocks, Inc., eMolecules, Inc., Invitrogen Corporation, and SciTegic, Inc., where he served as executive consultant and acting Chief Operating

Officer until the company was acquired by Accelrys, Inc. Mr. Zarrabian has previously served on the Boards of: Ambit Biosciences, Penwest Pharmaceuticals, e-Molecules, Inc., Exemplar Pharma LLC, and Cyntellect Inc. The Board has determined that Mr. Zarrabian should serve on our Board in light of his substantial experience in the pharmaceutical industry.

Vote Required

The nominees for directors who receive the greatest number of affirmative votes of the shares present in person or by proxy will be elected as directors. Any shares that are not voted, whether by abstention, broker non-votes or otherwise, will not affect the election of directors, except to the extent that the failure to vote for an individual will result in another individual receiving a larger proportion of the votes cast. Proxies solicited by the Board will be voted for both nominees unless you specify otherwise in your proxy.

In the election of directors, stockholders are entitled to cumulative voting, which means that each holder of record of shares of common stock is entitled to cast as many votes as such holder would be entitled to cast for the election of directors with respect to its shares of common stock multiplied by the number of directors to be elected at such election and that such holder may cast all such votes for a single director or may distribute them among the director nominees as such holder determines appropriate. Therefore, each share you own is entitled to two votes in the election of directors at the Annual Meeting. You may cumulate your votes and cast all your votes “FOR” one nominee or you may distribute your votes between the nominees in any manner you deem appropriate. The person named as proxy on the proxy card also may cumulate votes and cast such votes in favor of the election of some or all of the director nominees in his sole discretion, except that a stockholder’s votes will not be cast for a nominee as to whom such stockholder instructs that such votes be withheld; however, the person named as proxy on the proxy card will not exercise discretion to cumulate votes unless another stockholder cumulates its shares when voting for directors.

Your broker will NOT be able to vote your shares with respect to the election of directors if you have not provided directions to your broker. We strongly encourage you to submit your voting instruction card and exercise your right to vote as a stockholder.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” the nominees identified above.

PROPOSAL 2: RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board has selected Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Squar Milner has served as our independent registered public accounting firm since January 2013. Representatives of Squar Milner are expected to be at the Annual Meeting (either in person or via telephone), will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. The dismissal of BDO USA, LLP (“BDO”) as our independent registered public accounting firm and the appointment of Squar Milner was approved on January 8, 2013, and Squar Milner commenced auditing our financial statements for the year ended December 31, 2012.

The selection of our independent registered public accounting firm is not required to be submitted for stockholder approval. Nonetheless, the Board is seeking ratification of its selection of Squar Milner as a matter of further involving our stockholders in our corporate affairs. If the stockholders do not ratify this selection, the Board will reconsider its selection of Squar Milner and will either continue to retain the firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Board may, in its sole discretion, determine to appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

Change in Independent Registered Public Accounting Firm

On January 8, 2013, the Board approved the engagement of Squar Milner as the Company’s independent registered public accountant to audit the Company’s financial statements for the fiscal year ended December 31, 2012. Also on January 8, 2013 the Board dismissed BDO as the Company’s independent registered public accountant.

The reports of BDO on the Company’s financial statements, as of and for the fiscal years ended December 31, 2011 and December 31, 2010, did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that each of these reports contained an explanatory paragraph expressing substantial doubt as to the company’s ability to continue as a going concern as a result of recurring losses and a large accumulated deficit.

During the fiscal years ended December 31, 2012, 2011 and 2010, and from January 1, 2013 through January 8, 2013: (1) the Company had no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, for which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports; and (2) there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the fiscal years ended December 31, 2012, 2011 and 2010, and from January 1, 2013 through January 8, 2013, the Company did not consult with Squar Milner regarding: (1) the application of accounting principles to a specified transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (2) any matter or reportable event set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

AUDIT FEES

Independent Registered Public Accounting Firm and Fees

The following table presents the aggregate fees agreed to by the Company for the annual and statutory audit for the fiscal year ended December 31, 2011, and all other fees paid by us for services rendered by BDO USA, LLP during 2012 and 2011, as well as the aggregate fees agreed to by the Company for the annual and statutory audit for the fiscal year ended December 31, 2012 for services rendered by Squar, Milner, Peterson, Miranda & Williamson, LLP:

	2012	2011
Audit Fees — BDO USA LLP	$34,000	$90,781
Audit Fees — Squar, Milner, Peterson, Miranda & Williamson, LLP	41,000	—
Audit Related Fees — E&Y LLP	—	10,000
Audit Related Fees — BDO USA LLP	11,000	3,000
Tax Fees — BDO USA LLP	—	8,259
Tax Fees — Squar, Milner, Peterson, Miranda & Williamson, LLP	5,000	—
All Other Fees	—	—

Total	$91,000	$112,040

BDO was our independent registered public accounting firm through January 8, 2013, at which time Squar Milner was appointed as our new independent registered public accounting firm.

Audit Fees. The fees identified under this caption were for professional services rendered by BDO or Squar Milner for the audit of our annual financial statements. The fees identified under this caption also include fees for professional services rendered by BDO USA, LLP for the review of the financial statements included in our quarterly reports on Forms 10-Q. In addition, the amounts include fees for services that are normally provided by the auditor in connection with regulatory filings and engagements for the years identified. Audit fees in 2012 include an aggregate of $5,000 in fees paid in connection with our filing of a registration statement on Form S-8.

Audit Related Fees. Audit related fees in 2012 consist of an aggregate of $11,000 in fees paid to BDO in connection with their consent and the transition of the audit engagement to Squar Milner. Audit related fees in 2011 consist of an aggregate of $10,000 in fees paid to Ernst &Young LLP in connection with their consent and the transition of the audit engagement to BDO. Additionally, $3,000 in audit related fees were paid to BDO in connection with their review of certain derivative valuation reports in 2011.

Tax Fees. Tax fees consist principally of assistance related to tax compliance and reporting.

All Other Fees. These fees consist primarily of accounting consultation fees related to potential collaborative agreements. There were no such fees in 2012 or 2011.

Pre-approval Policy. Our Board currently functions as our audit committee and approves in advance all services provided by our independent registered public accounting firms. All engagements of our independent registered public accounting firm for 2012 and 2011 were pre-approved by the Board.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum is present, is required to approve this proposal. Proxies solicited by the Board will be voted for this proposal unless you specify otherwise in your proxy.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm.

PROPOSAL NO. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation commencing with our 2013 annual meeting (a so-called “say-on-pay” vote), as well as an advisory vote with respect to whether future say-on-pay votes will be held every one, two or three years, which is the subject of Proposal No. 4.

The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s “named executive officers,” as described in the tabular disclosure regarding such compensation under the caption “Executive Compensation” and the accompanying narrative disclosure set forth in this proxy statement. The advisory vote on executive compensation is not a vote on the Company’s general compensation policies, compensation of the Company’s Board of Directors, or the Company’s compensation policies as they relate to risk management. The Dodd-Frank Act requires the Company to hold the advisory vote on executive compensation at least once every three years.

Our philosophy in setting compensation policies for executive officers has two fundamental objectives: (1) to attract and retain a highly skilled team of executives and (2) to align our executives’ interests with those of our stockholders by rewarding short-term and long-term performance and tying compensation to increases in stockholder value. The Compensation Committee believes that executive compensation should be directly linked both to continuous improvements in corporate performance (so-called “pay for performance”) and accomplishments that are expected to increase stockholder value.

The vote under this Proposal No. 3 is advisory, and therefore not binding on the Company or the Board. However, our Board values the opinions of our stockholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal No. 3:

RESOLVED, that the stockholders of La Jolla Pharmaceutical Company approve, on an advisory basis, the compensation of the Company’s “named executive officers” (as defined in the Proxy Statement), as such compensation is described in the tabular disclosure regarding such compensation under the caption “Executive Compensation” and the accompanying narrative disclosure, set forth in the Company’s definitive proxy statement for the 2013 Annual Meeting of Stockholders (the “Proxy Statement”).

Vote Required

Approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum is present.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” approval of the foregoing resolution.

PROPOSAL NO. 4: ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTE

Background

We are also required by the Dodd-Frank Act to provide stockholders with a separate advisory (non-binding) vote for the purpose of asking stockholders to express their preference for the frequency of future say-on-pay votes. Stockholders may indicate whether they would prefer an advisory vote on executive compensation once every one, two or three years. We are required to solicit stockholder votes on the frequency of future say-on-pay proposals at least once every six years, although we may seek stockholder input more frequently.

Vote Required

The frequency period that receives the most votes (every one, two or three years) will be deemed to be the recommendation of the stockholders. However, because this vote is advisory and not binding on the Board of Directors or the Company, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option selected by a plurality of our stockholders.

Recommendation of the Board of Directors

The Board has not made a recommendation on this Proposal No. 4 because it has decided to first consider the views of the Company’s stockholders before making a determination.

PROPOSAL NO. 5: APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

Our Board is proposing that our stockholders approve a proposal to authorize our Board to effect a reverse stock split of all outstanding shares of our Common Stock, at any ratio at its discretion, from 1-for-2 up to 1-for-100 and to grant the Board discretionary authority, within twelve months from the date of the Annual Meeting, to determine whether to effect the split and the exact whole number ratio within the range at which the split will be effected. Please note, however, that any specific ratio set by our Board will require, pursuant to the Securities Purchase Agreement, dated as of May 24, 2010, by and among the Company and the investors named therein, the prior approval of the holders (the “Requisite Holders”) holding at least 80% of the then outstanding shares of our Series C-12 Convertible Preferred Stock, Series C-22 Convertible Preferred Stock and Series D-12 Convertible Preferred Stock (collectively, the “Preferred Stock”). If this proposal is approved, our Board will have the authority to effect a reverse stock split at any time within twelve months from the date of the Annual Meeting; provided, however, that the Requisite Holders must approve the date upon which the reverse stock split shall be effective. Our Board believes that approval of a proposal providing the Board with this generalized grant of authority with respect to setting the split ratio, rather than mere approval of a pre-defined reverse stock split, will give the Board flexibility to set the ratio in accordance with current market conditions and therefore allow the Board to act in the best interests of the Company and our stockholders.

If our stockholders grant the Board the authority to effect a reverse stock split, we would have the ability to file a Certificate of Amendment to the Company’s Charter with the California Secretary of State to effect the proposed reverse stock split. The form of Certificate of Amendment is attached to this proxy statement as Appendix A, the text of which may be altered for any changes required by the California Secretary of State and changes deemed necessary or advisable by the Board. Our Board has approved and declared advisable the proposed Certificate of Amendment. If the proposed reverse stock split is implemented, then the number of issued and outstanding shares of our Common Stock would be reduced in accordance with the ratio selected by the Board.

Purpose of Proposed Reverse Stock Split

The Board’s primary objective in asking for the authority to effect a reverse split is to raise the per share trading price of our Common Stock. The Board believes that a reverse stock split would put the Company in a better position to have its shares listed on The NASDAQ Capital Market, facilitate higher levels of institutional stock ownership (as investment policies generally prohibit investments in lower-priced securities) and better enable the Company to raise funds to finance development and operations.

Our Common Stock is currently quoted on the FINRA’s OTCBB and OTC Markets Group, Inc.’s OTCQB tier. Although the OTCBB and OTCQB do not have any listing standards with respect to trading price of our Common Stock, we anticipate seeking to have our shares of Common Stock listed on The NASDAQ Capital Market (“Nasdaq”) and Nasdaq does have minimum listing standards. To have our shares of Common Stock listed on Nasdaq, Nasdaq requires that we, among other things, have a minimum bid price of $4 per share.

The Board also believes that a higher per share trading price of our Common Stock would improve the perception of our Common Stock as an investment security, reset our stock price to more normalized trading levels in the face of potentially extended market dislocation and reduce stockholder transaction costs because investors would pay lower commission to trade a fixed dollar amount of our stock if our stock price were higher than they would if our stock price were lower. Additionally, the Board believes that a higher per share trading price of our Common Stock may encourage investor interest and improve the marketability of our Common Stock to a broader range of investors, and thus improve liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The Board believes that the anticipated higher market price resulting from a reverse stock split may enable institutional investors and brokerage firms with policies and practices such as those described above to invest in our Common Stock.

In addition to increasing the per share trading price of our Common Stock, a reverse stock split would also result in a decrease in the number of issued and outstanding shares of our Common Stock. A decrease in the number of issued and outstanding shares of our Common Stock would be beneficial for us because we would have more shares available for future issuance. Specifically, as we are required to reserve for future issuance any shares underlying the conversion of the Preferred Stock into Common Stock, effecting the proposed reverse stock split will reduce the number of issued and outstanding shares without affecting the number of authorized shares, thereby increasing the number of shares available for future issuance upon conversion of the Preferred Stock. Other than reserving shares of Common Stock for issuance upon conversion of outstanding Preferred Stock, we do not currently have plans with respect to the increase in shares available for future issuance.

The purpose of seeking stockholder approval of a range of whole number exchange ratios from 1-for-2 to 1-for-100 (rather than a fixed exchange ratio) is to provide the Company with the flexibility to achieve the desired results of the reverse stock split. If the stockholders approve this proposal, the Company would effect a reverse stock split only upon the Board determination that a reverse stock split would be in the best interests of the Company at that time. If the Company were to effect a reverse stock split, the Board would set the timing for such a split and select the specific ratio within the permitted range. No further action on the part of stockholders would be required to either implement or abandon the reverse stock split; provided, however, that the Requisite Holders must approve the specific exchange ratio and the date upon which the reverse stock split shall be effective. If the stockholders approve the proposal, and the Board determines to effect the reverse stock split, we would communicate to the public, prior to the Effective Date, additional details regarding the reverse split, including the specific ratio selected by the Board. If the Board does not decide to implement the reverse stock split within twelve months from the Annual Meeting, the authority granted in this proposal to implement the reverse stock split will terminate. The Board reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company.

You should consider that, although our Board believes that a reverse stock split will in fact increase the price of our Common Stock, in many cases, because of variables outside of a company’s control (such as market volatility, investor response to the news of a proposed reverse stock split and the general economic environment), the market price of a company’s shares of common stock may in fact decline in value after a reverse stock split. You should also keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our Company. However, should the overall value of our Common Stock decline after the proposed reverse stock split, then the actual or intrinsic value of the shares of our Common Stock held by you will also proportionately decrease as a result of the overall decline in value.

Potential Effects of the Proposed Reverse Stock Split

The immediate effect of a reverse stock split would be to reduce the number of shares of our Common Stock outstanding and to increase the trading price of our Common Stock. Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

However, we cannot predict the effect of the reverse stock split upon the market price of our Common Stock over an extended period, and in many cases, the market value of a company’s common stock following a reverse stock split declines. We cannot assure you that the trading price of our Common Stock after the reverse stock split will rise in inverse proportion to the reduction in the number of shares of our Common Stock outstanding as a result of such reverse stock split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

Examples of Potential Reverse Stock Split at Various Ratios. The table below provides examples of a reverse stock split at various ratios up to 1-for-100:

Shares Outstanding at May 1, 2013	Reverse Stock Split Ratio	Shares Outstanding After Reverse Stock Split	Reduction in Shares Outstanding
30,486,228	1-for-2	15,243,114	15,243,114
30,486,228	1-for-10	3,048,622	27,437,606
30,486,228	1-for-25	1,219,449	29,266,779
30,486,228	1-for-50	609,724	29,876,504
30,486,228	1-for-100	304,862	30,181,366

The resulting decrease in the number of shares of our Common Stock outstanding could potentially adversely affect the liquidity of our Common Stock, especially in the case of larger block trades.

Effects on Ownership by Individual Stockholders. If we implement a reverse stock split, the number of shares of our Common Stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the reverse stock split by the appropriate ratio and then rounding down to the nearest whole share. We would either pay cash to each stockholder in lieu of any fractional interest in a share to which each stockholder would otherwise be entitled as a result of the reverse stock split, as described in further detail below, or round up to the nearest whole share. The reverse stock split would not affect any stockholder’s percentage ownership interest in our Company or proportionate voting power, except to the extent that interests in fractional shares would be paid in cash.

Effect on Options, Warrants and Preferred Stock. In addition to adjusting the number of shares of our Common Stock, we would adjust all outstanding shares of any options, warrants and Preferred Stock entitling the holders to purchase shares of our Common Stock as a result of the reverse stock split, as required by the terms of these securities. In particular, we would reduce the conversion ratio for each instrument, and would increase the exercise price in accordance with the terms of each instrument and based on the 1-for-2 up to 1-for-100 exchange ratio of the reverse stock split (i.e., the number of shares issuable under such securities would decrease by 50%, up to 100%, respectively, and the exercise price per share would be multiplied by 2, up to 100, respectively). However, please note that any exchange ratio set by our Board will require the prior approval of the Requisite Holders. Also, we would reduce the number of shares reserved for issuance under our existing stock option plans proportionately based on the exchange ratio of the reverse stock split. A reverse stock split would not otherwise affect any of the rights currently accruing to holders of our Common Stock, options or warrants exercisable for, or Preferred Stock convertible into, our Common Stock.

Other Effects on Outstanding Shares. If we implement a reverse stock split, the rights pertaining to the outstanding shares of our Common Stock would be unchanged after the reverse stock split. Each share of our Common Stock issued following a reverse stock split would be fully paid and non-assessable.

Any reverse stock split would result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Our Common Stock is currently registered under the Exchange Act. As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split would not affect the registration of our Common Stock under the Exchange Act.

Authorized Shares of Stock

The proposed reverse stock split would affect all issued and outstanding shares of our Common Stock and outstanding rights to acquire Common Stock. We will not change the number of shares of Common Stock authorized for issuance under our Charter in connection with the reverse stock split. However, upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of Common Stock issued and outstanding as a result of such reverse stock split. As of May 1, 2013, we had: (i) 12,000,000,000 shares of authorized Common Stock, of which 30,486,228 shares of Common Stock were issued and outstanding; (ii) 11,000 shares of authorized Series C-12 Convertible Preferred Stock par value $0.0001 per share, of which 5,780 were issued and outstanding; (iii) 22,000 shares of authorized Series C-22 Convertible Preferred Stock par value $0.0001 per share, of which 500 were issued and outstanding; (iv) 5,134 shares of authorized Series D-12 Convertible Preferred Stock par value $0.0001 per share, of which 4,567 were issued and outstanding; (v) 10,868 shares of authorized Series D-22 Convertible Preferred Stock par value $0.0001 per share, of which no shares were issued and outstanding; and (vi) warrants to purchase approximately 10,146 shares of Series C-22 Convertible Preferred Stock. Our Preferred Stock is convertible into shares of Common Stock at a conversion rate of approximately 213,083 shares of Common Stock for each share of Preferred Stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in the future. If we issue additional shares, the ownership interest of holders of Common Stock will be diluted.

We will reserve for issuance any authorized but unissued shares of Common Stock that would be made available as a result of the proposed reverse stock split.

Procedure for Effecting the Proposed Reverse Stock Split

If the stockholders approve the proposal, and our Board determines to effect a reverse stock split and such reverse stock split is approved by the Requisite Holders, we will file with the California Secretary of State a Certificate of Amendment to our Charter. The reverse stock split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Certificate of Amendment, which we refer to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each book entry representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the book entry were combined pursuant to the reverse stock split.

Upon the reverse stock split, we intend to treat stockholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

All shares of our Common Stock are currently uncertificated and are only in book entry form with our transfer agent. The reverse stock split will not require holders of common stock to do anything to exchange their shares of Common Stock; each book entry representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the book entry were combined pursuant to the reverse stock split.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split because the stockholder owns a number of shares not evenly divisible by the exchange ratio would instead either (i) be rounded up to the nearest whole share, or (ii) be cancelled, with the holder to receive cash in lieu of the fractional share. The cash amount to be paid to each stockholder will be equal to the resulting fractional interest in one share of our Common Stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of our Common Stock on the trading day immediately preceding the effective date of the reverse stock split. We do not anticipate that the aggregate cash amount paid by the Company for fractional interests will be material to the Company.

No Appraisal Rights

No appraisal rights are available under the California Corporations Code or under our Charter or our Bylaws with respect to the reverse stock split. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally.

Accounting Consequences

The par value of our Common Stock in effect at the time of the reverse stock split would remain unchanged after such reverse stock split. Also, our capital account would remain unchanged, and we do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Certain Material U.S. Federal Income Tax Considerations

The following is a summary of the material U.S. federal income tax considerations with respect to a reverse stock split to holders of our shares of capital stock. This summary is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date of this document, all of which may be subject to change, possibly with retroactive effect. This summary only addresses holders who hold their shares as capital assets within the meaning of the Internal Revenue Code and does not address all aspects of U.S. federal income taxation that may be relevant to holders subject to special tax treatment, such as financial institutions, dealers in securities, insurance companies, foreign persons and tax-exempt entities. In addition, this summary does not consider the effects of any applicable state, local, foreign or other tax laws.

We have not sought and will not seek any ruling from the Internal Revenue Service, or the IRS, or an opinion from counsel with respect to the U.S. federal income tax considerations discussed below. There can be no assurance that the tax considerations discussed below would be accepted by the IRS or a court. The tax treatment of the reverse stock split to holders may vary depending upon a holder’s particular facts and circumstances.

We urge holders to consult with their own tax advisors as to any U.S. federal, state, local or foreign tax considerations applicable to them that could result from the reverse stock split.

Except as described below with respect to cash received in lieu of fractional shares, the receipt of Common Stock in the reverse stock split should not result in any taxable gain or loss to a holder for U.S. federal income tax purposes. The aggregate tax basis of the Common Stock received by a holder as a result of the reverse stock split (including the basis of any fractional share to which a holder is entitled) will be equal to the aggregate basis of the existing Common Stock exchanged for such stock. A holder’s holding period for the Common Stock received in the reverse stock split will include the holding period of the Common Stock exchanged therefor.

A holder who receives cash in lieu of a fractional share of Common Stock will be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A holder will generally recognize capital gain or loss on such deemed redemption in an amount equal to the difference between the amount of cash received and the adjusted basis of such fractional share.

Vote Required

The affirmative vote of the stockholders holding a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment of our Charter. Consequently, abstentions from voting on the proposal and broker non-votes will not count as votes cast and accordingly will have the same effect as a negative vote on this proposal. Proxies solicited by the Board will be voted for this proposal unless you specify otherwise in your proxy.

Recommendation of the Board of Directors

The Board unanimously recommends that you vote “FOR” the approval of the proposal to amend our Charter to authorize our Board to effect a reverse stock split.

EXECUTIVE OFFICERS OF THE REGISTRANT

We have one executive officer, George F. Tidmarsh, M.D., Ph.D., who serves as our President, Chief Executive Officer and Secretary. His age as of May 1, 2013 and his biographical information is set forth above in Proposal 1.

BOARD COMMITTEES, MEETINGS AND RELATED MATTERS

During our fiscal year ended December 31, 2012, our Board met four times, and all meetings were held in person. Each director attended 100% of the Board meetings; we did not have any standing committees of the Board during fiscal 2012.

Director Independence

Our Board has previously determined that Mr. Zarrabian is “independent” within the meaning of Nasdaq Marketplace Rules 5605(b) and 5605(a)(2) as adopted by the Nasdaq Stock Market, Inc. Dr. Tidmarsh was not deemed to be “independent” because he is our President and Chief Executive Officer.

Board Leadership

Because our Board is currently comprised of only two directors, we do not currently have a Chairman of the Board. Mr. Zarrabian, however, is an independent director, and his involvement as a director assists in allowing Dr. Tidmarsh to focus on our day-to-day business, as Mr. Zarrabian is able to provide advice to, and independent oversight of, management. Our Board believes its administration of its risk oversight function has not affected its leadership structure. Our Board believes that having two directors, including an independent outside director who serves alongside Dr. Tidmarsh, is the appropriate leadership structure for us at this time, given the Company’s stage of development and focus on development of its product candidates. As the Company furthers the development of its clinical assets, it expects that it will increase the size of the Board as needed.

Board of Directors’ Role in Risk Management

The Board has overall responsibility for the oversight of the Company’s risk management process, which is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. Risk management includes not only understanding company specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. The Board periodically reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company.

Committees of the Board of Directors

Due to the number of directors currently authorized to serve on our Board, and the inapplicability of the Nasdaq listing standards due to our quotation on the OTCBB and OTC Market, the Board has determined that, at this time, there is not a need for a standing audit committee, compensation committee or corporate governance and nominating committee. Our Board currently assumes the responsibilities of the respective committee roles.

In assuming the responsibilities of the audit committee, the Board oversees our accounting and financial reporting processes and the audits of our financial statements. In addition, the Board: oversees our compliance with legal and regulatory requirements; monitors the integrity of our financial process and systems of internal controls regarding finance, accounting and legal compliance; selects our independent auditor; and monitors the independence and performance of our independent auditor.

In assuming the responsibilities of the compensation committee, the Board: reviews and administers all compensation arrangements for executive officers; establishes and reviews general policies relating to the compensation and benefits of our officers and employees; administers our incentive compensation plans, including our equity-based incentive plans; and reviews our compensation disclosures.

In assuming the responsibilities of the corporate governance and nominating committee, the Board: identifies qualified individuals to become Board members; determines the composition of the Board; monitors and assesses the effectiveness of the Board (including monitoring the independence of current directors and nominees); and reviews director candidates recommended by our stockholders.

Corporate Governance Guidelines

We have adopted a set of Corporate Governance Guidelines that describe a number of our corporate governance practices. The Corporate Governance Guidelines are available for viewing on our website at www.ljpc.com, then “Investor Relations.”

Code of Conduct

We have adopted a code of conduct that describes the ethical and legal responsibilities of all of our employees and, to the extent applicable, members of our Board. This code includes (but is not limited to) the requirements of the Sarbanes-Oxley Act of 2002 pertaining to codes of ethics for chief executives and senior financial and accounting officers. Our Board has reviewed and approved this code. Our employees agree in writing to comply with the code at commencement of employment and periodically thereafter. Our employees are encouraged to report suspected violations of the code. Our code of conduct is available for viewing on our website at www.ljpc.com, then “Investor Relations.” If we make substantive amendments to the code or grant any waiver, including any implicit waiver, to our principal executive, financial or accounting officer, or persons performing similar functions, we will disclose the nature of such amendment or waiver on our website and/or in a report on Form 8-K in accordance with applicable rules and regulations.

Communications with the Board of Directors

Our stockholders may communicate with our Board or a particular director by sending a letter addressed to the Board or a particular director to: c/o Corporate Secretary, La Jolla Pharmaceutical Company, 4660 La Jolla

Village Drive, Suite 1070, San Diego, California 92122. All communications will be compiled by our Corporate Secretary and forwarded to the Board or the director accordingly.

Director Nominations

Our Board, in performing the functions of the corporate governance and nominating committee, regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Board utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Board through current directors, professional search firms, stockholders or other persons. Once the Board has identified a prospective nominee, the Board will evaluate the prospective nominee in the context of the then current constitution of the Board and will consider a variety of other factors, including the prospective nominee’s business, technology, finance and financial reporting experience, and attributes that would be expected to contribute to an effective Board. The Board seeks to identify nominees who possess a wide range of experience, skills, and areas of expertise, knowledge and business judgment. Our Board thus considers a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not only limited to race, gender or national origin, but also includes diversity of experience and skills. We have no formal policy regarding board diversity. Our Board’s priority in selecting board members is identification of persons who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy. Successful nominees must have a history of superior performance or accomplishments in their professional undertakings and should have the highest personal and professional ethics and values. The Board does not evaluate stockholder nominees differently than any other nominee.

Pursuant to procedures set forth in our Bylaws, our Board will consider stockholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of stockholders. To be timely, the notice must be received within the time frame discussed in our Bylaws. To be in proper form, the notice must, among other matters, include each nominee’s written consent to serve as a director if elected, a description of all arrangements or understandings between the nominating stockholder and each nominee and information about the nominating stockholder and each nominee. A copy of our Bylaws will be provided upon written request to our Corporate Secretary.

Director Attendance at Annual Meetings

Our Board has adopted a policy that encourages our directors to attend our annual stockholder meeting. We held our annual stockholder meeting for the calendar year ended December 31, 2011 on May 22, 2012 and both of our directors attended this meeting.

Report of the Audit Committee

The Board currently acts as our standing audit committee and oversees our financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including our system of internal control over financial reporting. In fulfilling its oversight responsibilities, the Board reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012 with management, including a discussion of the quality, not merely the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Board reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not merely the acceptability, of our accounting principles and such other matters as are required to be discussed under auditing standards generally accepted in the United States. In addition, the Board has discussed with the independent auditor the auditor’s independence, including Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), from us and our management, including the matters in the written disclosures received by us required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Board has also considered the compatibility of the independent auditor’s provision of non-audit services to us with the auditor’s independence.

The Board discussed with our independent auditor the overall scope and plan for its audit. The Board met with the independent auditor, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls and the overall quality of our financial reporting.

Based upon the reviews and discussions referred to above, the Board recommended that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC. This report is provided by the following directors, who comprise all of our directors and who perform the functions of the audit committee:

George F. Tidmarsh

Saiid Zarrabian

EXECUTIVE COMPENSATION

Equity Compensation. Under each of the 2004 Equity Incentive Plan (the “2004 Plan”) and the 2010 Equity Incentive Plan (the “2010 Plan”), the Board may grant stock options, restricted stock, stock appreciation rights and performance awards. In granting these awards, the Board may establish any conditions or restrictions it deems appropriate. The grant of options is unrelated to any anticipated major announcements made by the Company and is thus not influenced by any material, non-public information that may exist at the time of grant. Additionally, the Board may periodically authorize the issuance of equity awards outside of existing stockholder-approved equity plans, as described below under the caption “Employment Agreements.”

In April 2012, Dr. Tidmarsh was granted a stock option for 506,300,087 shares of our common stock at an exercise price of $0.06 per share, which was the closing price of our common stock on April 10, 2012. The option vests with respect to 25% of the underlying shares on the first anniversary of Dr. Tidmarsh’s employment start date, with the remainder vesting monthly, in equal installments, over the three years thereafter. In addition, he was granted a restricted stock award of 1,180,442 shares. The option and the restricted stock awards were granted outside of the Company’s existing stockholder-approved equity compensation plans, but are subject in all material respects to the terms and conditions of the 2010 Plan, as if granted under that plan.

Benefits.

We have not historically provided special benefits or perquisites to our executives and did not do so in 2012.

Employment Agreements.

George F. Tidmarsh, M.D., Ph.D. On January 19, 2012, we entered into an employment agreement (the “Employment Agreement”) with Dr. Tidmarsh. Dr. Tidmarsh’s annual base salary was $240,000 for the first year of his employment and increased to $420,000 on the one-year anniversary of his employment start date. On April 10, 2012, Dr. Tidmarsh received an option to purchase up to 506,300,087 shares of common stock (the “First Option”) and was granted 1,180,442 shares of restricted stock, which awards taken together, equaled 7.5% of the number of shares of common stock then issued and outstanding, determined on a fully diluted and as-converted basis. The First Option and the restricted stock awards were granted outside of the Company’s existing stockholder-approved equity compensation plans, but are subject in all material respects to the terms and conditions of the 2010 Plan, as if granted under that plan. Subject to applicable terms and conditions, the First Option vests with respect to 25% of the underlying shares on the first anniversary of Dr. Tidmarsh’s employment start date, with the remainder vesting monthly, in equal installments, over the three years thereafter. The First Option is exercisable at an exercise price of $0.06 per share, which is equal to the fair market value of a share of common stock on the date of the grant of the First Option. Dr. Tidmarsh will also be eligible to receive an additional option to purchase a number of shares of common stock, if any, equal to the difference between 7.5% of our fully diluted, as-converted shares on the second anniversary of Dr. Tidmarsh’s employment start date, less the number of shares subject to the First Option (the “Second Option”). The Second Option will be subject to the same terms and conditions as the First Option, provided that 50% of the underlying shares of the Second Option will be fully vested on the date of the grant, with the remainder vesting monthly, in equal monthly installments, over the two years thereafter. The Second Option will be exercisable at a price equal to the fair market value of a share of common stock on the date of the grant of the Second Option.

Separation Agreements.

On January 19, 2012, Deirdre Y. Gillespie, M.D. resigned as our President and Chief Executive Officer, and Gail A. Sloan, C.P.A., resigned as our Chief Financial Officer. We entered into a separation agreement (collectively, the “Separation Agreements”) with each of Dr. Gillespie and Ms. Sloan, pursuant to which we agreed to make separation payments to Dr. Gillespie of $77,778 and to Ms. Sloan of $62,222. Under the Separation Agreements, Dr. Gillespie and Ms. Sloan agreed to waive their respective rights to all stock options awarded under their respective employment agreements that were in place at the time of resignation and agreed to relinquish all vested and unvested stock options. The Separation Agreements superseded the severance provisions in paragraphs 3.6(a), (b) and (c) in the employment agreements of Dr. Gillespie and Ms. Sloan.

Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (1)	All Other Compensation		Total
Current Officer*
George F. Tidmarsh, M.D., Ph.D.	2012	$226,462	$70,827	$30,347,572	—		$30,644,861
President, Chief Executive Officer and Secretary	2011	—	—	—	—		—
Former Officer**
Deirdre Y. Gillespie, M.D.	2012	$15,600	—	—	$77,778	(2)	$93,378
President, Chief Executive Officer and Assistant Secretary	2011	$356,300	—	—	—		$356,300

*	Dr. Tidmarsh was appointed President and Chief Executive Officer of the Company on January 19, 2012 and thus did not receive compensation for the fiscal year ended December 31, 2011.

**	This former officer resigned, effective January 19, 2012, in connection with the closing of the Company’s acquisition of assets from Solana Therapeutics, Inc.

(1)	This column reflects the aggregate grant date fair value of equity awards granted in 2012 or 2011 and calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. Assumptions used in the calculations for these amounts are set forth in the notes to our financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2012 and 2011, respectively.

(2)	This amount represents a separation payment made to Dr. Gillespie pursuant to the separation agreement entered into on January 16, 2012 between the Company and Dr. Gillespie.

Outstanding Equity Awards at 2012 Fiscal Year End

We effected a 1-for-100 reverse stock split on each of April 14, 2011 and February 17, 2012. The information set forth in the table below is listed on a post-split basis.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested
Current Officer
George F. Tidmarsh, M.D., Ph.D.	—	506,300,087	(1)	$0.06	4/10/2022	—	—
	—	—		—	—	1,180,442	$70,827
Former Officer*
Deirdre Y. Gillespie, M.D.	—	—		—	—	—	—

*	This former officer resigned effective January 19, 2012 and relinquished all vested and unvested options upon such resignation.

(1)	The stock option will vest and become exercisable with respect to 25% of the underlying shares on the one-year anniversary of his employment date (i.e., January 19, 2013) and then vests and becomes exercisable ratably on a monthly basis over the three years thereafter.

Option Exercises and Stock Vested in Fiscal Year 2012

No named executive officers exercised any options or had any options or restricted stock vest in fiscal year 2012.

DIRECTOR COMPENSATION

Director Compensation Table — 2012

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Options Awarded (1)	Total
Saiid Zarrabian	$35,000	$692,480	$1,130,668	$1,858,148
Robert A. Fildes*	$2,292	$—	$—	$2,292
Bertrand C. Liang, M.D., Ph.D.*	$1,250	$—	$—	$1,250

*	Mr. Fildes resigned as director effective January 19, 2012, and Dr. Liang resigned as director effective January 17, 2012.

(1)	This column reflects the aggregate grant date fair value of equity awards granted in 2012 and calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. Assumptions used in the calculations for these amounts are set forth in the notes to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Director Compensation

Retainers and Fees. Directors who are also our employees receive no extra compensation for their service on the Board. In 2012, our non-employee director received an annual fee of $35,000, which was paid quarterly.

Option Grants under the 2010 Plan. Each of our non-employee directors is eligible to automatically receive, upon becoming a non-employee director, a one-time grant of a non-qualified stock option under the 2010 Plan in an amount to be determined by the Board at an exercise price equal to the fair market value of a share of the common stock on the date of grant. These non-employee director options have a term of 10 years and vest with respect to 25% of the underlying shares on the grant date and with respect to an additional 25% of the underlying shares on the date of each of the first three anniversaries of such grant, but only if the director remains a non-employee director for the entire period from the date of grant to such date. No such awards were made in fiscal 2012. Upon re-election to our Board or upon continuing as a director after an annual meeting without being re-elected due to the classification of the Board, each non-employee director automatically receives a grant of an additional non-qualified stock option in an amount to be determined by the Board. These additional non-employee director options have a term of 10 years and vest and become exercisable upon the earlier to occur of the first anniversary of the grant date or immediately prior to the annual meeting of stockholders next following the grant date; provided that the director remains a director for the entire period from the grant date to such earlier date. The exercise price for these additional non-employee director options is the fair market value of our common stock on the date of their grant. All outstanding non-employee director options vest in full immediately prior to any change in control. No annual grants were made in 2012. Each non-employee director is also eligible to receive additional options under the 2010 Plan in the discretion of the Board. These options vest and become exercisable pursuant to the 2010 Plan and the terms of the option grant.

In connection with his appointment to the Board in January 2012, the Company issued Mr. Zarrabian: (i) a non-qualified option to purchase up to 18,907,498 shares of common stock, which option is exercisable at an exercise price of $0.06 per share and vested with respect to one-quarter of the underlying shares on each of April 20, 2012, July 20, 2012, October 20, 2012 and January 20, 2013; and (ii) full-value stock awards, comprised of 1,180,442 shares of restricted stock and 10,360,892 restricted stock units, representing the right to receive a total of up to 11,541,334 shares of common stock. The restricted stock units vested with respect to one-quarter of the underlying shares on each of April 20, 2012, July 20, 2012, October 20, 2012 and January 20, 2013.

Related Party Transactions

No director or executive officer, nor any beneficial holder of more than five percent of our outstanding capital stock, nor any immediate family member of the foregoing, had any material interest, direct or indirect, in any reportable transaction with us during the 2012 fiscal year, or any reportable business relationship with us during such time.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2012 with respect to shares of our common stock that may be issued under our equity compensation plans. We effected a 1-for-100 reverse stock split on each of April 14, 2011 and February 17, 2012. The information set forth in the table below is listed on a post-split basis.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by security holders	96	(1)	$34,288.37	1,357,259	(2)
Equity compensation plans not approved by security holders	592,230,471	(3)	$0.06	—

Total	592,230,567			1,357,259

(1)	Outstanding options to purchase shares of our common stock under the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan, the 2004 Plan and the 2010 Plan.

(2)	Includes 537 shares subject to the 2004 Plan and 1,356,722 shares subject to the 2010 Plan (each stated as of December 31, 2012).

(3)	Outstanding options to purchase shares of our common stock granted to our Chief Executive Officer, a board member and an employee outside of our stockholder-approved equity compensation plans. These stock option grants did not require stockholder approval and are treated in all respects as if granted under the 2010 Plan. The terms of the option awards to our Chief Executive Officer and our board member are described herein under the captions “Employment Agreements” and “Director Compensation.” The material terms of the 2010 Plan are described in note 7 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of May 1, 2013, based on information available to us and filings with the SEC by:

•	Each of our directors;

•	Each of our “named executive officers” as defined by SEC rules;

•	All of our current directors and executive officers as a group; and

•	Each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, shares of common stock issuable under stock options that are exercisable within 60 days of May 1, 2013 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over his, her or its shares of common stock, except for those jointly owned with that person’s spouse. Percentage of beneficial ownership of common stock is based on 30,486,228 shares of common stock outstanding as of May 1, 2013. Unless otherwise noted below, the address of each person listed on the table is c/o La Jolla Pharmaceutical Company, 4660 La Jolla Village Drive, Suite 1070, San Diego, California 92122. We effected a 1-for-100 reverse stock split on each of April 14, 2011 and February 17, 2012. The information set forth in the table below is listed on a post-split basis.

Name and Address	Shares of Common Stock Owned	Shares with Right to Acquire within 60 days	Total Beneficial Ownership	Percentage of Common Stock
RTW Investments, LLC (1)	2,440,844	675,000	3,115,844	9.999%
Tang Capital Partners, LP (2)	2,443,056	672,500	3,115,556	9.999%
Boxer Capital, LLC (3)	2,277,042	857,000	3,134,042	9.999%
Deirdre Y. Gillespie, M.D. (4)	—	—	—	—
George F. Tidmarsh, M.D., Ph.D.	1,980,442	179,314,614	181,295,056	86.413%
Saiid Zarrabian	1,480,442	18,907,498	20,387,940	41.276%
All current executive officers and directors as a group (2 persons) (5)	3,460,884	198,222,112	201,682,996	88.183%

*	Less than one percent.

(1)	Based upon a Schedule 13G/A filed with the SEC on February 14, 2013, with an update for outstanding shares as of May 1, 2013 and conversions of Preferred Stock into Common Stock as of May 1, 2013. The

Schedule 13G/A was jointly filed by RTW Investments, LLC, RTW Master Fund, Ltd. and Roderick Wong. The address of RTW Investments, LLC is 1350 Avenue of the Americas, 28th Floor, New York, New York 10019. Roderick Wong is the Managing Member of RTW Investments, LLC.

(2)	Based upon a Schedule 13G/A filed with the SEC on February 14, 2013, with an update for outstanding shares as of May 1, 2013 and conversions of Preferred Stock into Common Stock as of May 1, 2013. The Schedule 13G/A was jointly filed by Tang Capital Partners, LP, Tang Capital Management, LLC and Kevin C. Tang. Tang Capital Partners, LP shares voting and dispositive power over such shares with Tang Capital Management, LLC and Kevin C. Tang. Mr. Tang disclaims beneficial ownership of all shares reported herein except to the extent of his pecuniary interest therein. The address of Tang Capital Partners, LP is 4747 Executive Drive, Suite 510, San Diego, California 92121.

(3)	Based upon a Schedule 13G/A filed with the SEC on February 13, 2013, with an update for outstanding shares as of May 1, 2013 and conversions of Preferred Stock into Common Stock as of May 1, 2013. The Schedule 13G/A was jointly filed by Boxer Capital, LLC (“Boxer Capital”), Boxer Asset Management Inc. (“Boxer Management”), Joseph Lewis, and MVA Investors, LLC (“MVA”). Boxer Management is the managing member and majority owner of Boxer Capital. Joseph Lewis is the sole indirect owner and controls Boxer Management. MVA is the independent, personal investment vehicle of certain employees of Boxer Capital and Tavistock Life Sciences Company, which is a Delaware corporation and an affiliate of Boxer Capital. As such, MVA is not controlled by Boxer Capital, Boxer Management and Joseph Lewis. The principal business address of both Boxer Capital and MVA is: 440 Stevens Avenue, Suite 100, Solana Beach, CA 92075. The principal business address of both Boxer Management and Joseph Lewis is: c/o Cay House P.O. Box N-7776 E.P. Taylor Drive Lyford Cay, New Providence, Bahamas.

(4)	Former executive officer who resigned effective January 19, 2012.

(5)	The current executive officers and directors are comprised of Dr. Tidmarsh and Mr. Zarrabian.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors and officers and persons who own more than 10% of our equity securities are required to report their initial ownership of our equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and we are required to disclose any late filings during the fiscal year ended December 31, 2012. To our knowledge, based solely upon our review of the copies of such reports required to be furnished to us during the fiscal year ended December 31, 2012, all of these reports were timely filed except for a Form 3 filed by Dr. Tidmarsh on January 31, 2012.

OTHER INFORMATION

Other Business

We know of no other business to be presented at the Annual Meeting. If any other business were to properly come before the Annual Meeting, it is intended that the shares represented by proxies would be voted with respect thereto in accordance with the best judgment of the persons named in the accompanying form of proxy.

Stockholder Proposals

2013 Annual Meeting Proposals

Our Bylaws require that a stockholder give our Secretary timely written notice of any proposal or nomination of a director. To be timely, such written notice must be received by our Secretary not less than 90 days nor more than 120 days prior to a scheduled annual meeting of stockholders, or if less than 95 days’ notice or prior public disclosure of the date of the scheduled annual meeting of stockholders is given or made, such written notice must be received by our Secretary not later than the close of business on the seventh day following the earlier of the date of the first public announcement of the date of such meeting or the date on which such notice of the scheduled meeting was mailed.

Any notice to our Secretary regarding a stockholder proposal must include, as to each matter the stockholder proposes to bring before the meeting: a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; the name and address, as they appear on our books, of the stockholder proposing such business and any stockholders known by such stockholder to be supporting such proposal; the class and number of shares of our stock that are beneficially owned by the stockholder and by any other stockholder known by such stockholder to be supporting such matter on the date of such stockholder notice; and any material interest of the stockholder in such business.

Any notice to our Secretary regarding a nomination for the election of a director must include: the name and address of the stockholder who intends to make the nomination; the name and address of the person or persons to be nominated; the class and number of shares of our stock that are beneficially owned by the stockholder; a representation that such stockholder intends to appear in person or by proxy at the annual meeting and nominate the person or persons specified in the notice; a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such persons) pursuant to which the nomination or nominations are to be made by the stockholder; such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and the consent of each nominee to serve as a director if so elected.

2014 Annual Meeting Proposals

Stockholders who wish to have proposals considered for inclusion in the proxy statement and form of proxy for our 2014 annual meeting of stockholders, including nominees for directors, must cause their proposals to be received in writing by our Secretary at the address set forth on the first page of this proxy statement no later than January 14, 2014. Any proposal should be addressed to our Secretary and may be included in next year’s proxy materials only if such proposal complies with our Bylaws, as discussed above, and the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”). Nothing in this section shall be deemed to require us to include in our proxy statement or our proxy relating to any annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the SEC.

Incorporation by Reference

The report of the audit committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

Our Annual Report on Form 10-K for the year ended December 31, 2012, delivered to you together with this proxy statement, is hereby incorporated by reference.

Householding

The Company may satisfy SEC rules regarding delivery of proxy materials, including the proxy statement, annual report and Notice, by delivering a single Notice and, if applicable, a single set of proxy materials to an address shared by two or more Company stockholders. Some banks, brokers and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both the Company and its stockholders as it reduces the volume of duplicate information received at a stockholder’s house and helps reduce the Company’s expenses. Each stockholder, however, will continue to receive individual proxy cards or voting instruction forms.

Stockholders who have previously received a single set of disclosure documents may request their own copy this year or in future years by contacting their bank, broker or other nominee record holder. The Company will also deliver a separate copy of this proxy statement to any stockholder upon written request to La Jolla

Pharmaceutical Company, 4660 La Jolla Village Drive, Suite 1070, San Diego, California 92122, Attn: George F. Tidmarsh, or upon oral request by calling (858) 207-4264.

Similarly, stockholders who have previously received multiple copies of disclosure documents may write to the address or call the phone number listed above to request delivery of a single copy of these materials in the future.

Availability of Additional Information

Along with this proxy statement, we have provided each stockholder entitled to vote a copy of our Annual Report on Form 10-K for our year ended December 31, 2012. We will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2012 upon the written or oral request of any stockholder or beneficial owner of our common stock. Written requests should be directed to the following address: Investor Relations, La Jolla Pharmaceutical Company, 4660 La Jolla Village Drive, Suite 1070, San Diego, California 92122. Telephonic requests should be directed to (858) 207-4264.

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549-2521. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may also find the materials we file with the SEC on the “Investor Relations” section of our website at http://www.ljpc.com. Information on our website is not incorporated by reference into, or made a part of, this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ George F. Tidmarsh
George F. Tidmarsh, M.D., Ph.D. President, Chief Executive Officer and Secretary

May 13, 2013

San Diego, California

APPENDIX A

Form of Certificate of Amendment to Articles of Incorporation

A-1

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

LA JOLLA PHARMACEUTICAL COMPANY

a California corporation

George F. Tidmarsh, M.D., Ph.D. hereby certifies that:

1. He is the President and Chief Executive Officer of La Jolla Pharmaceutical Company, a California corporation (the “Corporation”).

2. Article IV(a) of the Articles of Incorporation of the Corporation, as amended to the date of the filing of this certificate, is amended to read in full as follows:

“(a) Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 12,008,000,000 shares, consisting of 12,000,000,000 shares of Common Stock, par value $0.0001 per share (“Common Stock”) and 8,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”). Upon the amendment of this Article IV(a) to read as herein set forth (the “Effective Time”), each 2 to 100* outstanding shares of Common Stock of the Corporation shall be combined and converted automatically into one share of Common Stock. In lieu of any fractional shares to which a holder would be otherwise entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock (pre-reverse-split), as determined by the Board of Directors of the Corporation. The Common Stock issued in this exchange (post-reverse stock split) shall have the same rights, preferences and privileges as the Common Stock (pre-reverse stock split).”

3. This Certificate of Amendment has been duly approved by the Board of Directors of the Corporation.

4. The foregoing Amendment to the Articles of Incorporation has been duly approved by the required vote of the stockholders in accordance with Sections 902 and 903 of the California Corporations Code. The outstanding shares of the Corporation consist of [            ] shares of Common Stock, [            ] shares of Series C-12 Convertible Preferred Stock, [            ] shares of Series C-22 Convertible Preferred Stock and [            ] shares of Series D-12 Convertible Preferred Stock. The number of shares of each class voting in favor of the amendments equaled or exceeded the vote required. The percentage vote required for the approval of the amendments was more than 50 percent of each class entitled to vote.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

Executed this             day of                         ,             at San Diego, California.

George F. Tidmarsh, M.D., Ph.D. President and Chief Executive Officer

*	The ratio for the reverse stock split will be selected by the Board of Directors in its sole discretion and will be within the stated range of 1-for-2 to 1-for-100, as approved by the Company’s stockholders and as described in the accompanying proxy statement.

A-2

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 1. Election of Directors Nominees 01 Saiid Zarrabian 02 George Tidmarsh The Board of Directors recommends you vote FOR The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain proposal 5: For Against Abstain 2 To ratify the selection of Squar, Milner, 5 To approve an amendment to the Company’s Peterson, Miranda & Williamson LLP as the Articles of Incorporation to implement a Company’s independent registered public reverse stock split, within a range from accounting firm for the fiscal year ending 1-for-2 to 1-for-100, with the exact ratio of December 31, 2013. the reverse stock split to be determined by the Board of Directors. 3 Advisory (non-binding) vote on the Company’s executive compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors does not have a recommendation for voting on the following proposal: 1 year 2 years 3 years Abstain 4 Advisory (non-binding)vote on the frequency of future advisory votes on executive compensation. For address change/comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000179697_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . LA JOLLA PHARMACEUTICAL COMPANY PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints George F. Tidmarsh proxy, and hereby authorizes him to represent and vote as designated on the other side, all the shares of stock of La Jolla Pharmaceutical Company (the “Company”) standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held on June 5, 2013 or any adjournment or postponement thereof. THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2, 3 AND 5, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. ABSENT SPECIFIC INSTRUCTIONS TO THE CONTRARY BY THE UNDERSIGNED WITH RESPECT TO CUMULATIVE VOTING, THE PERSON NAMED AS PROXY HEREIN SHALL HAVE FULL DISCRETIONARY AUTHORITY TO VOTE THE SHARES REPRESENTED BY A PROPERLY SIGNED AND RETURNED PROXY CARD CUMULATIVELY FOR ALL OR LESS THAN ALL OF SUCH NOMINEES LISTED ON THE REVERSE AND TO ALLOCATE SUCH VOTES BETWEEN SUCH NOMINEES (OTHER THAN NOMINEES FOR WHOM INSTRUCTIONS HAVE BEEN GIVEN TO WITHHOLD AUTHORITY) IN THE MANNER AS THE BOARD OF DIRECTORS SHALL RECOMMEND OR OTHERWISE IN THE PROXY’S DISCRETION. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000179697_2 R1.0.0.51160